EXHIBIT 99.1





FOR IMMEDIATE RELEASE                        Contact:     Mark Burroughs
                                             Telephone:   (732) 542-2800
January 9, 2006





     OSTEOTECH RECEIVES FIFTH FDA 510(K) CLEARANCE FOR ITS DBM PRODUCT LINE

Osteotech, Inc. (NASDAQ: OSTE) announced today that the Food and Drug Administration ("FDA") has cleared Osteotech's fifth 510(k) submission for its family of DBM products. This 510(k) submission, which covers Osteotech's Grafton(R) DBM Gel, Putty, Flex, Matrix and Crunch, cleared these tissue forms for use in dental, oral and cranio/maxillofacial procedures. In these procedures, Grafton(R) DBM is intended to be used to fill and/or augment bone defects that may be surgically created or created by traumatic injury to the bone.

Sam Owusu-Akyaw, Osteotech's President and Chief Executive Officer, stated, "Beginning in late 2004, we began the process to obtain FDA clearance for our DBM product line by filing five separate 510(k) applications between late 2004 and mid 2005. We have now been successful in obtaining clearance for all five of these 510(k) submissions. We are particularly pleased that we have been successful in obtaining clearance for all of the indications for which we have applied, and we believe our Grafton(R) DBM product line has received FDA clearance for the broadest product indications of any DBM product on the market, including Grafton(R) DBM as a bone graft substitute in orthopedic indications."

Grafton(R) DBM is an osteoinductive and osteoconductive, demineralized bone product that is utilized for bony voids or gaps of the skeletal system not intrinsic to the stability of the bony structure and is remodeled and replaced by host bone during the healing process. Grafton(R) DBM may be processed utilizing our aseptic process or with our new validated, proprietary terminal sterilization process. Grafton(R) DBM is prepared utilizing a proprietary processing method that has been validated to consistently produce a DBM that is osteoinductive in an athymic rat model. Our proprietary process is also validated to inactivate a panel of viruses, including: HIV-1, hepatitis B (using a duck hepatitis virus as a model), hepatitis C (using a bovine diarrhea virus as a model), CMV and polio. This validated process is used to further reduce the risk of disease transmission beyond the protection provided by donor testing and screening procedures.


Certain statements made in this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that the actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the continued acceptance and growth of current products and services, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in their marketplace, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. Certain of these factors are detailed from time to time in the Company's periodic reports (including the Annual report on Form 10-K for the year ended December 31, 2004 and the Form 10-Q for each of the first three quarters of
2005) filed with the Securities and Exchange Commission. All information in this press release is as of January 9, 2006 and the Company undertakes no duty to update this information.

Osteotech, Inc, headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech or this press release, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.


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